EXHIBIT 99.4

AGREEMENT OF JOINT FILING
PURSUANT TO RULE 13d-1(k)

Each of the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  Each of the undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: July 5, 2017

MUBADALA INVESTMENT COMPANY PJSC

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory

MUBADALA DEVELOPMENT COMPANY PJSC

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory

WEST COAST HITECH L.P. by its general partner, WEST COAST HITECH G.P., LTD.

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory

WEST COAST HITECH G.P., LTD.

By:	/s/ Andre C. Namphy
	Name:	Andre C. Namphy
	Title:	Authorized Signatory